Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Tel: 215.963.5000
Fax: 215.963.5001
www.morganlewis.com


March 1, 2005


Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA  19355

Re:   Liberty Property Limited Partnership
      Registration and Issuance of $300,000,000 of 5.125% Senior Notes due 2015

Ladies and Gentlemen:

We have served as counsel to Liberty Property Trust, a Maryland real estate investment trust (the "Company"), in its capacity as sole general partner of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Partnership"), and to the Partnership, in connection with certain matters arising out of the registration and issuance by the Partnership of $300,000,000 aggregate principal amount of the Partnership's 5.125% Senior Notes due 2015 (the "Notes"). The Notes are being issued pursuant to an Underwriting Agreement, dated as of February 24, 2005 (the "Underwriting Agreement"), by and among the Company, the Partnership and Citigroup Global Markets Inc., UBS Securities LLC, Banc of America Securities LLC, Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc., Suntrust Capital Markets, Inc., Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the "Underwriters").

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

      1. The declaration of trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

Liberty Property Limited Partnership
March 1, 2005
Page 2


      2. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

      3. The Second Restated and Amended Agreement of Limited Partnership of the Partnership, dated as of October 22, 1997, as amended (the "Limited Partnership Agreement"), certified as of the date hereof by an officer of the Company;

      4. The Certificate of Limited Partnership of the Partnership, certified as of a recent date by the Commonwealth of Pennsylvania Department of State;

      5. Resolutions of the Board of Trustees of the Company (the "Resolutions"), relating to, among other things, (a) the authorization and approval by the Company, in its capacity as sole general partner of the Partnership, of the issuance, sale, execution and delivery by the Partnership of the Notes, upon such terms and conditions as may be established by the officers of the Company authorized to establish such terms and conditions by the Company's Board of Trustees, (b) the authorization of the execution, delivery and performance of the Indenture (as hereinafter defined) by the Partnership and
(c) the authorization of the execution, delivery and performance of the Underwriting Agreement by the Partnership, certified as of the date hereof by an officer of the Company;

      6. A telephonic update from a private corporation service company as to the subsistence of the Partnership, dated as of a recent date;

      7. The Registration Statements on Form S-3 (Registration Nos. 333-65592 and 333-120692), and all amendments thereto (the "Registration Statements"), filed by the Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the prospectus included therein, dated February 16, 2005 (the "Base Prospectus"), and the prospectus supplement, dated February 24, 2005 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), in the form in which it was transmitted to the Commission for filing under the 1933 Act;

      8. A copy of the executed Underwriting Agreement, certified as of the date hereof by an officer of the Company;

      9. A copy of the executed Indenture, dated as of October 24, 1997, between the Partnership and J.P. Morgan Trust Company, National Association, a national banking association (as successor to The First National Bank of Chicago), as Trustee, as supplemented by the Eighth Supplement thereto, dated as of March 1, 2005 (as so supplemented, the "Indenture"), certified as of the date hereof by an officer of the Company;

Liberty Property Limited Partnership
March 1, 2005
Page 3


      10. A copy of the executed global certificate (the "Global Certificate"), evidencing the aggregate principal amount of the Notes, certified as of the date hereof by an officer of the Company;

      11. A copy of the Partnership's Order for Authentication and Delivery pursuant to Section 303 of the Indenture, as executed and delivered, certified as of the date hereof by an officer of the Company;

      12. The Partnership's Current Report on Form 8-K, filed with the Commission on March 1, 2005 (the "Form 8-K"); and

      13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

      In expressing the opinion set forth below, we have assumed the following:

      a. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

      b. Each individual executing any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so.

      c. Each of the parties (other than the Company or the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

      d. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Liberty Property Limited Partnership
March 1, 2005
Page 4


      1. The Partnership is a limited partnership validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.

      2. The Notes have been duly authorized by all necessary partnership action on the part of the Partnership, and the Global Certificate evidencing the Notes has been duly executed by the Partnership and, when duly authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor specified in the Underwriting Agreement, the Notes will be duly and validly issued by the Partnership.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Pennsylvania and the State of New York and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Pennsylvania and the State of New York, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the Commonwealth of Pennsylvania and the State of New York, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Form 8-K and incorporation by reference into the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


Very truly yours,

/s/  Morgan, Lewis & Bockius LLP